Exhibit 4.2(a)

Execution Version

AMENDMENT NO. 1 TO OMNIBUS AGREEMENT

THIS AMENDMENT NO. 1, dated as of October 5, 2011 (this “Amendment”) to the Omnibus Agreement, dated as of April 13, 2011 (the “Omnibus Agreement”), is adopted, executed and agreed to by and effective as of October     , 2011, among Golar LNG Limited, a limited company organized under the laws of Bermuda (“Golar LNG”), Golar LNG Energy Limited, a limited company organized under the laws of Bermuda (“Golar Energy”),  Golar LNG Partners LP, a Marshall Islands limited partnership (the “MLP”), Golar GP LLC, a Marshall Islands limited liability company (the “General Partner”), and Golar Partners Operating LLC, a Marshall Islands limited liability company (the “Operating Company” and, together with Golar LNG, Golar Energy, the MLP and the General Partner, the “Parties”).

R E C I T A L S:

WHEREAS, except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Omnibus Agreement; and

WHEREAS, Golar LNG, the MLP and the Operating Company have entered into a Purchase, Sale and Contribution Agreement, dated as of October     , 2011 (the “Purchase and Sale Agreement”), providing for the purchase by the MLP of all the outstanding common shares (the “Shares”) of Golar LNG Holding Co., a Marshall Islands corporation which owns all of the outstanding shares of capital stock of Golar Freeze Holding Co., a Marshall Islands corporation which is the owner of the Golar Freeze;

WHEREAS, a condition to the closing of the purchase and sale of the Shares pursuant to the Purchase and Sale Agreement is the execution and delivery of this Amendment by all of the Parties; and

WHEREAS, the Parties desire to amend the Omnibus Agreement to delete the provisions requiring Golar LNG to indemnify the MLP for Losses with respect to any payments required to be made pursuant to the terms of the Golar Winter Security Documents.

In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1.  Amendment to Section 8.1.  Section 8.1 of the Omnibus Agreement is amended to delete subsection (e).

SECTION 2.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.  Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment on, and effective as of, the date first above written.

GOLAR LNG LIMITED

By:	/s/ Siu-Yee Mac
Name: Siu-Yee Mac
Title: Attorney-in-fact

Address for Notice:

Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Phone	(1) 441 295 4705
Fax:	(1) 441 295 3494
Attention: Georgina Sousa

GOLAR LNG ENERGY LIMITED

By:	/s/ Siu-Yee Mac
Name: Siu-Yee Mac
Title: Attorney-in-fact

Address for Notice:

Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Phone	(1) 441 295 4705
Fax:	(1) 441 295 3494
Attention: Georgina Sousa

[Signature Pages to Amendment No. 1 to Omnibus Agreement]

GOLAR LNG PARTNERS LP

By:	/s/ Siu-Yee Mac
Name: Siu-Yee Mac
Title: Attorney-in-fact

Address for Notice:

Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Phone	(1) 441 295 4705
Fax:	(1) 441 295 3494
Attention: Georgina Sousa

GOLAR GP LLC

By:	/s/ Siu-Yee Mac
Name: Siu-Yee Mac
Title: Attorney-in-fact

Address for Notice:

Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Phone	(1) 441 295 4705
Fax:	(1) 441 295 3494
Attention: Georgina Sousa

[Signature Pages to Amendment No. 1 to Omnibus Agreement]

GOLAR PARTNERS OPERATING LLC

By:	/s/ Siu-Yee Mac
Name: Siu-Yee Mac
Title: Attorney-in-fact

Address for Notice:

Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HM 08
Bermuda
Phone	(1) 441 295 4705
Fax:	(1) 441 295 3494
Attention: Georgina Sousa

[Signature Pages to Amendment No. 1 to Omnibus Agreement]